SECURITIES PURCHASE AGREEMENT
                                     BETWEEN
                            KRAUSE'S FURNITURE, INC.
                                       AND
                      GENERAL ELECTRIC CAPITAL CORPORATION
                           Dated as of August 26, 1996

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                              TABLE OF CONTENTS

                                                                         PAGE

1.       Purchase and Sale of the Securities...............................1

1.1.              Authorization to Sell the
                  Securities...............................................1
1.2.              Closing..................................................1
1.3.              Deliveries at Closing....................................2
1.4.              Cancellation of Certain Indebtedness.....................3
1.5.              Definitions..............................................3

2.       Representations and Warranties of the Company.....................3

2.1.              Organization and Qualification...........................3
2.2.              Due Authorization........................................4
2.3.              Subsidiaries.............................................4
2.4.              Sec Reports..............................................4
2.5.              Financial Statements.....................................5
2.6.              Actions Pending; Compliance with Laws....................5
2.7.              Title to Properties; Insurance...........................6
2.8.              Governmental Consents, etc...............................6
2.9.              Holding Company Act and Investment Company Act...........6
2.10.             Taxes....................................................6
2.11.             Conflicting Agreements and Charter Provisions............7
2.12.             Capitalization...........................................7
2.13.             Issuance, Sale and Delivery of the Notes and the
                  Warrant..................................................8
2.14.             Issuance, Sale and Delivery of the Common Stock..........8
2.15.             Registration Under Exchange Act..........................8
2.16.             ERISA....................................................9
2.17.             Possession of Franchises, Licenses, etc..................9
2.18.             Environmental and Other Regulations.....................10
2.19.             Patents and Trademarks..................................10
2.20.             Material Contracts and Obligations......................10
2.21              Books and Records.......................................11
2.22.             Transactions with Related Parties.......................11
2.23.             Brokers.................................................11
2.24.             Accuracy of Information.................................11
2.25.             Offering of Securities..................................12
2.26.             Use of Proceeds.........................................12
2.27.             Unlawful Use of Proceeds................................12

3.       Representations and Warranties of the Purchaser..................13

3.1.              Organization and Qualification..........................13
3.2.              Due Authorization.......................................13
3.3.              Conflicting Agreements and Other Matters................13
3.4.              Acquisition for Investment..............................14
3.5.              Brokers or Finders......................................14
3.6.              Accredited Investor.....................................14

4.       Registration, Exchange and Transfer of Notes.....................14

4.1.              Authorized Denominations of Notes.......................14
4.2.              The Note Register; Persons Deemed Owners................14
4.3.              Issuance of New Notes Upon Exchange or Transfer.........15
4.4.              Lost, Stolen, Damaged and Destroyed Notes...............15

5.       Payment of Notes.................................................15

5.1.              Home Office Payment.....................................15
5.2.              Limitation on Interest..................................16
5.3.              Interest................................................16
5.4.              Business Day............................................16

6.       Covenants of the Company.........................................16
6.1.              Payment of the Notes....................................16
6.2.              Financial Covenants.....................................17
6.3.              Limitation on Senior Equity Securities..................18
6.4.              Merger; Purchase and Sale of Assets.....................18
6.5.              Compliance with Laws....................................19
6.6.              Limitation on Agreements................................19
6.7.              Preservation of Franchises and Existence................19
6.8.              Insurance...............................................19
6.9.              Payment of Taxes and Other Charges......................20
6.10.             Effect of Certain Breaches..............................20
6.11.             ERISA...................................................21
6.12.             Financial Statements and Other Reports..................21
6.13.             Inspection of Property..................................22
6.14.             Rights of First Offer...................................23
6.15.             Lost, Stolen, Damaged and Destroyed Stock Certifi-
                  cates...................................................24
6.16.             Related Party Transactions..............................24
6.17              Operations in Accordance with Business Plan.............24
6.18              Best Efforts to Cause the Conversion of Preferred
                  Stock...................................................24
6.19.             Notice of Breach........................................24

7.       Restrictions on Transfer.........................................25

8.       Events of Default and Remedies...................................25

8.1.              Events of Default.......................................25
8.2.              Acceleration of Maturity................................27
8.3.              Other Remedies..........................................27
8.4.              Conduct no Waiver; Collection Expenses..................28
8.5.              Annulment of Acceleration...............................28
8.6.              Remedies Cumulative.....................................28
8.7.              Limitations.............................................29

9.                Redemption..............................................29

9.1.              Optional Redemption.....................................29
9.2.              Mandatory Redemption....................................29
9.3.              Procedures for Partial Redemption.......................29
9.4.              Change in Control.......................................29
9.5.              Redemption Procedures...................................30

10.      Subordination of Notes...........................................30

10.1.             Subordination of Notes to Senior Indebtedness...........30
10.2.             Proofs of Claim of Holders of Senior Indebtedness;
                  Voting..................................................33
10.3.             Rights of Holders of Senior Indebtedness
                  Unimpaired..............................................33
10.4.             Effects of Event of Default.............................33
10.5.             Company's Obligations Unimpaired........................34
10.6.             Subrogation.............................................34

11.               Interpretation..........................................34

11.1              Definitions.............................................34
11.2.             Accounting Principles...................................40

12.               Miscellaneous...........................................40

12.1.             Payments................................................40
12.2.             Severability............................................40
12.3.             Specific Enforcement....................................40
12.4.             Entire Agreement........................................41
12.5.             Counterparts............................................41
12.6.             Notices and Other Communications........................41
12.7.             Amendments..............................................42
12.8.             Cooperation.............................................42
12.9.             Successors and Assigns..................................42
12.10.            Expenses and Remedies...................................43
12.11.            Survival of Representations and Warranties..............44
12.12.            Transfer of Securities..................................44
12.13.            Governing Law; Consent to Jurisdiction..................45
12.14.            Term....................................................46
12.15.            Publicity...............................................46
12.16.            Signatures..............................................46

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     THIS SECURITIES PURCHASE AGREEMENT, dated as of August 26, 1996 (this
"Agreement"), between KRAUSE'S FURNITURE, INC., a Delaware corporation (including its predecessors, the "Company") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "Purchaser").

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, (i) 5,000,000 shares of the Company's Common Stock par value $.001 per share (the "Common Stock"), at an aggregate purchase price of $5,000,000, (ii) the Company's 10% Subordinated Pay-In-Kind Notes due August 31, 2001 (including all securities issued in exchange or replacement therefor or in respect of payments of interest thereon, herein referred to as the "Notes", substantially in the form set forth on Exhibit A hereto), in the initial aggregate principal amount of $5,000,000, and (iii) in connection with the sale of the Notes, a warrant (the "Warrant" and, together with any warrants issued upon any division thereof, the "Warrants") to purchase 1,400,000 shares of Common Stock, having the terms and conditions set forth in the form of the Warrant attached hereto as Exhibit B. The Common Stock, the Notes and the Warrants are collectively referred to as the "Securities".

     WHEREAS, in connection with the purchase and sale of the Securities, the Purchaser, the Company and the stockholders listed on the signature pages thereof, will enter into a Stockholders Agreement in substantially the form attached hereto as Exhibit C (the "Stockholders Agreement").

     WHEREAS, the Purchaser and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF THE SECURITIES.

     1.1. Authorization to Sell the Securities. Subject to the terms and conditions of this Agreement, the Company has duly authorized the issuance and sale of the Securities.

     1.2. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, New York, New York, at 9:00 a.m. on the date of this Agreement or on such other date as shall be mutually agreed by the Company and the Purchaser (the "Closing Date").

     1.3. Deliveries at Closing. At the Closing:

      (i) Stroock & Stroock & Lavan
and Olimpia, Whelan & Lively, counsel to the Company, shall have delivered to the Purchaser opinions dated the Closing Date with respect to the matters set forth in Exhibit D hereto;

      (ii) the Company shall have executed a registration rights agreement in the form of Exhibit E hereto (the "Registration Rights Agreement");

      (iii) the Company shall have delivered to the Purchaser the Warrant in the form of Exhibit B;

      (iv) the Company shall have delivered to the Purchaser stock certificates registered in the name of the Purchaser representing 5,000,000 shares of Common Stock;

      (v) the Company shall have delivered to the Purchaser Notes in such denominations as the Purchaser has requested, dated the Closing Date and registered in the name of the Purchaser, in an initial aggregate principal amount of $5,000,000;

      (vi) the Purchaser shall have paid to
the Company $10,000,000 by wire transfer of immediately available funds of which $5,000,000 shall represent the purchase price for the Common Stock and $5,000,000 shall represent the purchase price for the Notes and the Warrant;

     (vii) the Company shall have delivered evidence of cancellation of certain indebtedness of the Company as described in Section 1.4 below;

     (viii) the Company shall have delivered evidence of the conversion to Common Stock of all shares of the Company's Preferred Stock, par value $.001 per share (the "Preferred Stock"), which are designated as Series A Preferred Stock ("Series A Preferred Stock") outstanding immediately before Closing (and all accrued but unpaid dividends thereon) such that as of the Closing Date no Preferred Stock will remain outstanding;

      (ix) concurrently with the Closing hereunder, Hawley
Group (as set forth on Schedule 1.3A attached hereto) shall have purchased from the Company 1,000,000 shares of Common Stock for an aggregate purchase price of $1,000,000, and the Other Investors (as set forth on Schedule 1.3B attached hereto) shall have purchased from the Company 3,000,000 shares of Common Stock for an aggregate purchase price of $3,000,000; and

      (x) the employment agreement
between the Company and Philip M. Hawley, a copy which is attached as Exhibit F hereto shall have been executed and delivered by the parties thereto and shall be in full force and effect.

      The Closing of the purchase and sale of the Securities shall be deemed to have taken place in the State of New York.

     1.4. Cancellation of Certain Indebtedness. On or before the Closing Date, the Company shall enter into Cancellation and Exchange Agreements with (a) Edson Investments Inc. ("Edson"), the holder of (i) a Demand Promissory Note issued by the Company in the aggregate principal amount of $1,500,000, dated May 21, 1996 and (ii) a Demand Promissory Note issued by the Company in the aggregate principal amount of $500,000, dated July 2, 1996, and (b) each holder (together with Edson, each a "Note Holder") of Series 1996-I or Series 1996-II Convertible Promissory Notes, which are currently outstanding in the aggregate principal amount of $950,000, whereby such aforementioned indebtedness of the Company, including any accrued and unpaid interest thereon, shall be cancelled in exchange for shares of Common Stock. Each Note Holder shall receive the number of shares of Common Stock equal to (x) the sum of (i) the aggregate principal amount of indebtedness of the Company held by such Note Holder and (ii) any accrued and unpaid interest thereon divided by (y) the Common Stock purchase price of $1.00 per share.

     1.5. Definitions. Certain capitalized terms used in this Agreement are defined in Section 11 hereof.

     2. Representations and Warranties of the Company. The Company represents and warrants as follows:

     2.1. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would be material to the Company or such Subsidiary, as the case may be.

     2.2. Due Authorization. The execution and delivery of this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Notes and the Warrant and the issuance and sale of the Securities by the Company and compliance by the Company with all the provisions of this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Notes and the Warrant (i) are within the corporate power and authority of the Company; (ii) do not or will not require any approval or consent of the stockholders of the Company, other than approvals and consents which have been duly obtained; and
(iii) have been authorized by all requisite corporate proceedings on the part of the Company. This Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Notes and the Warrant have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation and By-laws as in effect on the date of this Agreement.

     2.3. Subsidiaries. The Subsidiaries of the Company, all of which are wholly owned by the Company, together with their jurisdiction of incorporation, are as set forth on Schedule 2.3 hereto.

     2.4. SEC Reports. The Company and its predecessor have filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1993; and the Company has furnished the Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and all proxy statements and reports under the Exchange Act filed by the Company after such date, each as filed with the Securities and Exchange Commission (the "Commission") (collectively, the "SEC Reports"). Each SEC Report was in compliance with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of the date hereof there is no fact not disclosed in the SEC Reports which is material to the Company.

     2.5. Financial Statements. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, which in the aggregate will not be material in amount or effect), and the Company and its Subsidiaries have no material liabilities, contingent or otherwise, not reflected in the Company's balance sheet as of January 28, 1996, included in the SEC Reports or otherwise referred to in the SEC Reports or otherwise disclosed to the Purchaser in writing prior to the date of this Agreement, other than any such liabilities incurred in the ordinary course of business since January 28, 1996. Since January 28, 1996, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and no event has occurred which has or is reasonably likely to have a material adverse effect on the business, financial condition, operations, results of operations, assets, liabilities or prospects of the Company or any of its Subsidiaries (a "Material Adverse Effect"), other than changes disclosed or referred to in the SEC Reports or otherwise disclosed to the Purchaser in writing prior to the date of this Agreement.

     2.6. Actions Pending; Compliance with Laws. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by any public official or governmental authority, against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity or enforceability of, or seeks to enjoin or invalidate this Agreement, the Stockholders Agreement, the Registration Rights Agreement or the Securities or any action taken or to be taken pursuant hereto or thereto, or, except as set forth in the SEC Reports or as otherwise disclosed to the Purchaser in writing, which is reasonably likely to be material to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award.

     2.7. Title to Properties; Insurance. The Company and each of its Subsidiaries have good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all liens and encumbrances other than those referred to in the financial statements of the Company (or the notes thereto) for the year ended January 28, 1996, included in the SEC Reports, except in each case for such defects in title and such other liens and encumbrances which are disclosed in the SEC Reports or which do not in the aggregate materially detract from the value to the Company and its Subsidiaries of their respective properties and assets. The Company and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business. All insurance policies of the Company and its Subsidiaries are disclosed on Schedule 2.7.

     2.8. Governmental Consents, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement, the Stockholders Agreement, and the Registration Rights Agreement, the Notes and the Warrant and the valid offer, issue, sale or delivery of the Securities, or the performance by the Company of its obligations in respect thereof, except for any filings required to effect any registration pursuant to the Registration Rights Agreement and any filings required pursuant to state and federal securities laws which will be timely made after the Closing hereunder.

     2.9. Holding Company Act and Investment Company Act. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

     2.10. Taxes. The Company and each of its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and all tax liabilities including additional assessments have been satisfied for all fiscal years prior to and including the fiscal year ended December 31, 1993, for the Company and its Subsidiaries and May 2, 1992 for Krause's Sofa Factory and its Subsidiaries. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate, for all federal income tax liabilities and state income tax liabilities applicable to the Company or any of its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

     2.11. Conflicting Agreements and Charter Provisions. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or bylaw provision or judgment or decree which has or is reasonably likely to have a Material Adverse Effect. None of (i) the execution and delivery of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Notes and the Warrant and the issuance of the Securities and (ii) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Securities will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Company or any Subsidiary or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary or any of their respective properties is subject. Neither the Company nor any of its Subsidiaries (i) is in default under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money, or (ii) is in default under any of their respective contracts or agreements, or under any instrument by which the Company or any of its Subsidiaries is bound which default, in the case of this clause (ii), individually or in the aggregate with all other such defaults, would be material to the Company or any of its Subsidiaries.

     2.12. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (a) 35,000,000 shares of Common Stock, of which 4,120,810 shares are validly issued and outstanding, fully paid and nonassessable; (b) warrants to purchase 185,701 shares of Common Stock which are validly issued and outstanding, fully paid and nonassessable; (c) options to purchase 191,614 shares of Common Stock which are validly issued and outstanding, fully paid and nonassessable; and (d) 666,667 shares of Preferred Stock, of which 117,694 shares of Series A Preferred Stock are validly issued and outstanding, fully paid and nonassessable, and no other shares of Preferred Stock are outstanding, as of the closing, 78,749 shares of such Series A Preferred Stock shall be converted into shares of Common Stock. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of capital stock of the Company is entitled to preemptive rights. Except for the options and warrants listed above and letter agreements providing for the grant to employees of options to purchase 15,000 shares of Common Stock, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. Since January 1, 1996, except for an increase in the number of authorized shares of Common Stock from 8,333,333 shares to 35,000,000 shares, the Company has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock.

     2.13. Issuance, Sale and Delivery of the Notes and the Warrant. When issued and delivered by the Company, and paid for by the Purchaser, the Notes and the Warrant will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.14. Issuance, Sale and Delivery of the Common Stock. The shares of Common Stock being issued to the Purchaser at the Closing are duly authorized and when issued and delivered in accordance herewith will be, validly issued, fully paid and nonassessable. The shares of Common Stock which will be issued upon exercise of the Warrant have been authorized and reserved for issuance, and when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

     2.15. Registration Under Exchange Act. The Company has not registered the Notes or the Warrant as a class pursuant to Section 12 of the Exchange Act. Neither the Notes nor the Warrant will be registered as such class and such registration is not required except as otherwise required by the provisions of the Registration Rights Agreement.

     2.16. ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan (as defined in Section 11) (other than a Multiemployer Plan (as defined below)). No liability to the PBGC has been, or is reasonably likely to be, incurred with respect to any Pension Plan (other than a Multiemployer Plan) by the Company, any of its Subsidiaries or any ERISA Affiliate (as defined below) which is or would be materially adverse to the Company, its Subsidiaries and any ERISA Affiliate. Neither the Company nor any of its Subsidiaries and any ERISA Affiliate has incurred, or is reasonably likely to incur, any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company, its Subsidiaries and its ERISA Affiliates and if the Company, its Subsidiaries and ERISA Affiliates, were to completely withdraw as of the date hereof from each Multiemployer Plan in which they participate, the Company, its Subsidiaries and its ERISA Affiliates would not incur any material withdrawal liability under Title IV of ERISA. Neither the Company nor any of its Subsidiaries has any obligation to provide post-retirement health benefits to any employee or former employee. No fiduciary of any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or contributed to by the Company or any of its subsidiaries, for the benefit of their respective employees (each an "Employee Plan") has engaged or caused any Employee Plan to engage in any transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which is reasonably likely to subject the Company or any Subsidiary or any entity the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. Each Employee Plan has been maintained and administered in compliance with all applicable law including ERISA and the Code in all material respects. An "ERISA Affiliate" for purposes of this Section is any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in
Section 414(b) or (c) of the Code, and the term "Multiemployer Plan" shall mean any Pension Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     2.17. Possession of Franchises, Licenses, Etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect to the Company or any of its Subsidiaries for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

     2.18. Environmental and Other Regulations. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to protection of the environment and human health, and are in compliance in all material respects with all other applicable federal, state, local and foreign laws and regulations, including, without limitation, those relating to equal employment opportunity and employment safety. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary that are based on or related to any environmental matters, including any disposal of hazardous substances at any place, or the failure to have any required environmental permits, and there are no past or present conditions that are likely to give rise to any liability or other obligations of the Company or any Subsidiary under any environmental laws.

     2.19. Patents and Trademarks. Set forth on Schedule 2.19 is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently used by the Company or any Subsidiary or necessary for the conduct of the business of the Company and its Subsidiaries as conducted and as proposed to be conducted (the "Intellectual Property Rights"). The Company owns, or has the right to use under the agreements or upon the terms described on Schedule 2.19, all of the Intellectual Property Rights. To the best of the Company's knowledge, the business conducted or proposed to be conducted by the Company and its Subsidiaries does not infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. Except as set forth on
Schedule 2.19, to the Company's knowledge, no other Person has any right to or interest in any inventions, improvements, discoveries or other confidential information utilized by the Company or any Subsidiary in its business.

     2.20. Material Contracts and Obligations. Schedule 2.20 sets forth a list of the following agreements or commitments of any nature to which the Company or any Subsidiary is a party or by which it is bound: (a) any agreement relating to the Intellectual Property Rights, (b) all employment and consulting agreements, and all employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, (c) all manufacturing, distributor and sales representative agreements and all agreements with suppliers or vendors, (d) all agreements or commitments which restrict the ability of the Company or any Subsidiary or Affiliate to engage in any business or line of business in any location, (e) all agreements or commitments relating to Indebtedness or Guarantees of the Company or any Subsidiary and (f) any other agreement or commitment which requires future payments by or to the Company or any Subsidiary in excess of $50,000 or which is otherwise material to the Company or any of its Subsidiaries. The Company has delivered or made available to the Purchaser copies of all of the foregoing agreements and commitments. All of such agreements and commitments are valid, binding and in full force and effect, except that, with respect to parties to such agreements and commitments other than the Company and its Subsidiaries, this representation is made only to the best knowledge of the Company.

     2.21. Books and Records. All the books, records and accounts of the Company and its Subsidiaries are in all material respects true and complete, are maintained in accordance with good business practice and all laws applicable to its business, and accurately present and reflect in all material respects all of the transactions therein described. The Company has previously delivered to the Purchaser true and complete texts of all of the minutes relating to meetings of the stockholders, board of directors and committees of the board of directors of the Company and each Subsidiary for the past five years.

     2.22. Transactions with Related Parties. Schedule 2.22 sets forth a true and complete list of the amounts and other essential terms of any contract, arrangement or transaction currently in effect or effected during the past five years between the Company or any Subsidiary and any Related Party, other than
(i) arrangements for the payment of salary, including bonuses, for services rendered to the Company, which arrangements have previously been disclosed to the Purchaser, (ii) other arrangements with any such person which in the aggregate do not involve more than $10,000 or (iii) as previously disclosed in the SEC Reports.

     2.23. Brokers. Neither the Company nor any Subsidiary has engaged any finder, broker or investment adviser, and has no obligation to pay any fees, in connection with the transactions contemplated hereby.

     2.24. Accuracy of Information. None of the representations and warranties of the Company contained herein or the information, documents or other materials (other than projections) which have been furnished in writing by the Company or any of its representatives to the Purchaser in connection with the transactions contemplated by this Agreement contains any material misstatement of fact, or omits any material fact required to be stated herein or therein or necessary to make the statements herein and therein not misleading. All projections furnished in writing by the Company (i) have been prepared by management of the Company after a careful analysis of all material data, (ii) are based on reasonable assumptions by management of the Company and (iii) represent the best estimate by management of the Company, based upon current reasonable assumptions, as to the financial performance of the Company and its Subsidiaries for the periods indicated, but do not represent any guarantee or assurance of the future financial results of the Company and its Subsidiaries.

     2.25. Offering of Securities. Neither the Company nor any Person acting on its behalf has offered any of the Securities or any similar securities of the Company for sale to, solicited any offers to buy any of the Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and other "Accredited Investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of any of the Securities to the registration requirements of Section 5 of the Securities Act.

     2.26. Use of Proceeds. The proceeds of the sale of the Securities will be used by the Company for the purpose of debt reduction and for general corporate purposes.

     2.27. Unlawful Use of Proceeds.

     (a) The Company will not use any proceeds from the sale of the Notes to purchase or carry any "Security", as defined in Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207), or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

     (b) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Notes in any manner which is unlawful or which would involve a violation of any regulation of the United States Treasury Department, including, without limitation, the Foreign Assets Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iraqi Transactions Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations and the Libyan Sanctions Regulations.

 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser represents and warrants as follows:

     3.1. Organization and Qualification. The Purchaser is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its formation and has the power to own its respective property and to carry on its respective business as now being conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

     3.2. Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.3. Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of the Purchaser or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser or any of its respective properties are subject.

     3.4. Acquisition for Investment. The Purchaser is acquiring the Securities being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Purchaser has no present intention or plan to effect any distribution thereof. The Purchaser acknowledges that the Securities have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

     3.5. Brokers or Finders. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of the Purchaser, is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement that the Company will be responsible for pursuant to Section 12.10.

     3.6. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

     4. Registration, Exchange and Transfer of Notes.

     4.1. Authorized Denominations of Notes. The Notes are issuable only as fully registered Notes in denominations of at least $100,000 and any integral multiple thereof; provided, that Additional Notes (as defined below) may be issued in fractional denominations as provided herein.

     4.2. The Note Register; Persons Deemed Owners. The Company shall maintain, at its office designated for notices in accordance with Section 12.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 4.

     4.3. Issuance of New Notes Upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 12.6, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes in connection with a transfer by any person on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     4.4. Lost, Stolen, Damaged and Destroyed Notes. At the request of any Purchaser, the Company will issue, at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender of the mutilated portions thereof, if any, a new Note or Notes of the same denominations and of the same unpaid principal amounts and otherwise of the same tenor as the Note or Notes so lost, stolen, damaged or destroyed.

 5. PAYMENT OF NOTES.

     5.1. Home Office Payment. The Company will pay to the Purchaser or any transferee thereof all sums becoming due on the Notes including all sums which become due on the Notes at the maturity thereof) at the address specified by the Purchaser for such purpose in Schedule 5.1 hereto, or at the address specified by such transferee, by wire transfer of immediately available funds, or at such other address or by such other method as a Purchaser or transferee shall have designated by notice to the Company, without presentment for notation of payment and without surrender. Before selling or otherwise transferring any Note, the Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, theretofore made, and of the date to which interest has been paid.

     5.2. Limitation on Interest. No provision of this Agreement or of any Note shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Note to the contrary notwithstanding.

     5.3. Interest.

     (a) Interest on the unpaid principal balance of each Note shall be payable at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months) of 10.00%, due and payable (i) quarterly, on each November 30, February 28, May 31 and August 31 (each, a "Payment Date") after the date of the Notes commencing with November 30, 1996 and (ii) on the date of any prepayment, on the amount prepaid, until the Notes have been paid in full.

     (b) Accrued interest on each Note is required to be paid in cash (in accordance with Section 5.1 herein) on each Payment Date after August 31, 1998. On each Payment Date prior to and including August 31, 1998, in lieu of payment of interest in cash, the Company shall pay all interest in additional notes (the "Additional Notes"), which shall be dated the applicable Payment Date, shall bear interest from and after such date, shall mature on August 31, 2001 and shall be governed by, and subject to the terms, provisions and conditions of, this Agreement, except that interest shall accrue on each Additional Note from the date of such Additional Note.

     5.4. Business Day. Any payments in respect of any Note which are required under this Agreement to be made on a day which is not a Business Day shall be made on the next succeeding Business Day.

     6. COVENANTS OF THE COMPANY. From the date hereof and as long as any of the Notes remain outstanding:

     6.1. Payment of the Notes. The Company shall pay the principal of and interest on the Notes (including Additional Notes) on the dates and in the manner provided in this Agreement and the Notes.

     6.2. Financial Covenants. (a) The Company will not permit its Consolidated Net Worth at any time to be less than the amounts set forth below for the fiscal years indicated:

                  1996                                 $15,500,000

                  1997                                 $14,000,000

                  1998                                 $14,500,000

                  1999                                 $17,000,000

                  2000                                 $24,000,000

                  2001                                 $35,500,000



     (b) The Company will not incur, create, assume or permit to exist any Indebtednes if such Indebtedness would result in a ratio of Consolidated Total Indebtedness to Consolidated Net Worth of more than the amounts set forth below for the fiscal years indicated:

                  1996                                  No greater than 1.0

                  1997                                  No greater than 1.0

                  1998                                  No greater than .80

                  1999                                  No greater than .60

                  2000                                  No greater than .35


     (c) The Company will not permit its Fixed Charge Ratio to be less than the amounts set forth below for the fiscal years indicated:

                  1996                    No less than .40

                  1997                    No less than .70

                  1998                    No less than 1.0

                  1999                    No less than 1.3

                  2000                    No less than 1.6

     (d) The Company and its Subsidiaries will not make capital expenditures in excess of the amounts set forth below for the fiscal years indicated:

                  1996                     $3,000 000

                  1997                     $7,500,000

                  1998                     $7,000,000

                  1999                     $4,000,000

                  2000                     $4,000,000

     Any amount not spent in any one fiscal year may be spent in a succeeding fiscal year, subject to the Company's annual business plan.

     6.3 Limitation on Senior Equity Securities. The Company will not issue any equity securities or any rights, options, warrants or other securities which are exercisable for, exchangeable for or convertible into shares of any class of capital stock ranking senior as to dividends or upon liquidation to the Common Stock.

     6.4 Merger; Purchase and Sale of Assets. (a) The Company will not merge with or into or consolidate with any other Person unless the Company is the continuing or surviving entity and the shares of Common Stock then outstanding remain unchanged and outstanding and represent at least a majority of the Voting Securities of the surviving corporation, and immediately after the consummation of such merger or consolidation the surviving corporation would not be in violation of any covenant set forth in Section 6.2 hereof.

     (b) The Company will not, and will not permit any Subsidiary to, in any transaction or series of transactions, sell, lease or exchange any assets of the Company and/or any Subsidiary representing in the aggregate more than 10% of the Company's Consolidated Net Worth, except for sales of inventory in the ordinary course of business and except for subleasing of vacant retail space on arm's-length terms.

     (c) The Company will not, and will not permit any Subsidiary to, in any transaction or series of transactions, acquire (including pursuant to a merger or consolidation) all or any substantial portion of the business or assets of any Person (except for acquisitions in any fiscal year involving aggregate consideration of less than 10% of the Company's Consolidated Net Worth as of the commencement of such fiscal year) unless (i) such transaction or series of transactions has been approved by the Board of Directors of the Company and (ii) after giving effect to such transaction or series of transactions, the Company would be in compliance with the covenants set forth in Section 6.2 hereof.

     6.5. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, including without limitation, those relating to protection of the environment and human health, equal employment opportunity, employee safety, ERISA and international trade laws and regulations, and apply for obtain and maintain all permits necessary for the conduct of its business and the ownership of its properties.

     6.6. Limitation on Agreements. Except for the provisions of any Senior Indebtedness, the Company will not, and will not permit any Subsidiary to, enter into any agreement, or any amendment, modification, extension or supplement to any existing agreement, which contractually prohibits the Company from paying interest on the Notes or redeeming the Notes.

     6.7. Preservation of Franchises and Existence. The Company will (i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause the Subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect, provided that nothing in this Section 6.7 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and the loss thereof is not disadvantageous in any material respect to the holders of Securities.

     6.8. Insurance. The Company will, and will cause each of the Subsidiaries to maintain, with insurers believed by the Company to be responsible, such insurance, in such amounts and of such types as are customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties similarly situated.

     6.9. Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause each of the Subsidiaries to pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Sections 4062, 4063, or 4064 of ERISA or any similar provision of law), and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

     6.10. Effect of Certain Breaches. In addition to the rights of the Purchaser under the Stockholders Agreement, upon the occurrence of any Event of Default under the Notes, then, and in each such case, the Board of Directors of the Company shall take all necessary action to increase or decrease the size of the Board of Directors and to appoint to the Board of Directors a number of additional members (the "Additional Members") designated by the Purchaser that, when added to any directors then in office designated solely by the Purchaser, will result in directors designated by the Purchaser constituting a majority of the entire Board of Directors. The holders of 66 2/3% in outstanding principal amount of the Notes shall be entitled to designate the Additional Members of the Board of Directors, and, for so long as such breach or Event of Default continues, at each subsequent annual meeting the holders of 66 2/3% in outstanding principal amount of the Notes shall be entitled to propose (and the Board of Directors shall nominate and recommend) persons reasonably acceptable to the Board of Directors as the Additional Members of the Board of Directors of the Company. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of any Additional Member, the Purchaser shall be entitled to designate a successor to fill such vacancy for the remaining term of such director. At such times as such Event of Default shall have been cured or waived, the rights of the holders of Notes under this Section
6.10 shall terminate (and the holders of the Notes shall cause such Additional Directors to resign from the Board of Directors of the Company), subject to revesting in the event of each and every subsequent event of the character indicated above.

     6.11. ERISA. Neither the Company nor any Subsidiary shall incur any material liability with respect to retiree medical or death benefits or unfunded benefits payable after termination of employment. All employee benefit plans and arrangements maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate shall be maintained in compliance in all material respects with all applicable law, including any reporting requirements. With respect to any plan maintained by or contributed to by the Company or any Subsidiary, neither the Company nor any Subsidiary will fail to make any contribution due from it under the terms of such plan or as required by law. Neither the Company nor any ERISA Affiliate will permit a Pension Plan to incur an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, cause a lien or a security interest to attach to any asset of the Company or any Subsidiary for the benefit of any Plan, or incur any liability which would be material to the Company or any of its Subsidiaries under Title IV of ERISA, including withdrawal liability (other than the payment of premiums, none of which are overdue). Neither the Company nor any Subsidiary, nor any other Person including any fiduciary, will engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code which is reasonably likely to subject the Company, any Subsidiary or any entity that the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

     6.12. Financial Statements and Other Reports.

     (i) The Company will, as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

     (ii) it will, as soon as practicable and in any event within 100 days after the end of each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii);

     (iii) it will, promptly upon transmission thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements elating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission;

     (iv) it will, promptly after such package becomes available, furnish to the Purchaser copies of all financial reporting packages prepared for management of the Company; and

     (v) it will promptly furnish to the Purchaser copies of any compliance certificates furnished to lenders in respect of Indebtedness of the Company and its Subsidiaries and, with reasonable promptness, furnish to the Purchaser such other financial and other data of the Company and its Subsidiaries as the Purchaser may reasonably request, including, but not limited to, operating financial information for each retail store owned or operated by the Company or any of its Subsidiaries.

     Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to the Purchaser a certificate of the Chief Financial Officer, Treasurer or other financial officer of the Company regarding compliance by the Company with the covenants set forth in Section 6.2.

     6.13. Inspection of Property. The Company will permit representatives of the Purchaser to visit and inspect, at the Purchaser's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as the Purchaser may reasonably request.

     6.14. Rights of First Offer. In the event that the Company intends to sell any debt securities or any shares of capital stock or securities convertible into, exchangeable for or exercisable for debt securities or shares of capital stock of the Company, other than pursuant to a registered public offering:

     (i) the Company shall give the Purchaser written notice of its intent to sell such securities, specifying the number thereof to be sold and the minimum price and terms and conditions of such sale and offering to sell to the Purchaser (or its designee), at such minimum price and on such terms and conditions (to the extent reasonably applicable to the Purchaser), a percentage of such securities equal to the percentage equity interest in the Company represented by the shares of Common Stock and Warrants then owned by the Purchaser (and its Affiliates), after giving effect to the conversion or exercise of all outstanding securities of the Company which are then convertible into or exercisable for equity securities, the conversion or exercise price of which is less than the Current Market Price;

     (ii) if the Purchaser (or its designee) shall not, within 30 days after receipt of the notice given pursuant to clause (i) above accept such offer in writing with respect to the securities specified in such notice, then the Company shall be free to sell such securities at a price equal to or above the minimum price and on other terms and conditions no less favorable to the Company than those specified in such notice, at any time within 120 days of the expiration of such 30-day period;

     (iii) if the Company shall not have consummated the proposed sale within 120 days after the expiration of the 30-day period referred to in clause (ii) above, then the Company may not thereafter sell such securities without complying with the provisions of this Section 6.14; and

     (iv) if the Purchaser (or its designee) shall accept such offer within 30 days after the notice given pursuant to clause (i) above, then the Purchaser (or its designee) shall purchase the securities specified in such notice as promptly as is reasonably practicable, but within no more than 60 days thereafter.

     6.15. Lost, Stolen, Damaged and Destroyed Stock Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for shares of Common Stock and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of the Purchaser, may be an undertaking by the Purchaser so to indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

     6.16. Related Party Transactions. The Company shall not, directly or indirectly, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, amend or terminate any contract, arrangement or transaction with a Related Party, other than the payment of salary and benefits pursuant to employment agreements entered into in the ordinary course of business.

     6.17. Operations in Accordance with Business Plan. The business and operations of the Company and its Subsidiaries shall be conducted in all material respects in accordance with the Company's annual business plan as approved by the Board of Directors including the GECC Designee (as defined in the Stockholders Agreement), except for such changes which shall have been approved in accordance with Section 2.2(u) of the Stockholders Agreement.

     6.18. Best Efforts to Cause the Conversion of Preferred Stock. The Company covenants and agrees to use its reasonable best efforts following the Closing to cause the remaining outstanding shares of such Series A Preferred Stock to be converted into shares of Common Stock.

     6.19. Notice of Breach. As promptly as practicable, and in any event not later than ten Business Days after senior management of the Company becomes aware of any breach by the Company of any provision of this Agreement, including, without limitation, this Article 6, the Company shall provide the Purchaser with written notice specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

     7. RESTRICTIONS ON TRANSFER. The Purchaser and its Affiliates will not, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of (collectively, a "Transfer") any of the Securities, except for: (a) Transfers to or between Affiliates who agree to be bound by the provisions of this Agreement;
(b) Transfers of Securities pursuant to the exercise of the registration rights set forth in the Registration Rights Agreement; or (c) Transfers which comply with the provisions of the Securities Act. The Company may require, in connection with any Transfer pursuant to the preceding clause (c), an opinion of counsel to the Purchase that such Transfer complies with the provisions of the Securities Act.

     8. EVENTS OF DEFAULT AND REMEDIES.

     8.1. Events of Default. Each of the following shall constitute an Event of Default with respect to the Notes (including any Additional Notes) under this
Agreement:

      (a) Nonpayment of Principal of the Notes. If the Company fails to pay the principal of, interest on or any other sum, if any, due on any Note, within five days after the same becomes due and payable, whether at the maturity thereof, on a dated fixed for a redemption, or otherwise; or

     (b) Voluntary Bankruptcy and Insolvency Proceedings. If the Company or any Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property, or, the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

     (c) Adjudication of Bankruptcy. If a petition or answer shall be filed proposing the adjudication of the Company or any Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction applicable to the Company or such Subsidiary, and the Company or any Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

     (d) Receivership or Sequestration. If a decree or order is rendered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company or any Subsidiary without its return to the possession of the Company or such Subsidiary or its release from such sequestration or attachment within 60 days thereafter; or

     (e) Acceleration of Other Indebtedness. If default shall be made with respect to any Indebtedness of the Company (other than the Notes) with the result that Indebtedness in an aggregate amount of $100,000 or more has been accelerated so that the same has become due and payable prior to the date on which the same would otherwise have become due and payable, provided that such acceleration is not rescinded within 10 days after the declaration thereof; or

     (f) Judgment Default. A judgment or order for the payment of money in excess of $100,000 shall be entered against the Company or any Subsidiary by any court, and either (i) such judgment or order shall continue undischarged and unstayed for a period of 60 days or (ii) enforcement proceedings shall have been commenced upon such judgment or order; or

     (g) Covenant Defaults. The Company shall have breached in any material respect any of the covenants set forth in this Agreement and such breach continues for 30 days after notice in writing by the holders to the Company; or

     (h) Untrue or Incorrect Representation or Warranty. Any of the representations and warranties of or with respect to the Company or any Subsidiary contained in Article 2 hereof shall have been untrue in any material respect on or as of the date made and the facts or circumstances to which such representation or warranty relates shall not have been subsequently corrected to make such representation or warranty no longer incorrect.

     8.2. Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the holders of 66-2/3% of the outstanding principal amount of Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under clause (b), (c), or (d) of Section 8.1 with respect to the Company shall have occurred, the outstanding principal amount of all of the Notes, and all accrued and unpaid interest thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or this Agreement to the contrary notwithstanding; and provided, further, that if an Event of Default under clause (a) of Section 8.1 shall have occurred and be continuing with respect to any Note, any holder of one or more Notes in an aggregate outstanding principal amount of at least $500,000 may, by notice to the Company, declare the entire outstanding principal of such Notes and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of such Notes and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Notes or in this Agreement to the contrary notwithstanding.

     8.3. Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, any holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder may enforce the payment of any Note held by such holder and any of its other legal or equitable rights. During the continuance of any Event of Default, the Company shall pay interest on the outstanding principal of the Notes and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 12.00% per annum, until such overdue amount is paid or until such Event of Default is cured or waived.

     8.4. Conduct no Waiver; Collection Expenses. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to each holder, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

     8.5. Annulment of Acceleration. If a declaration is made in accordance with
Section 8.2, then and in every such case, the holders of at least 66 2/3% of the outstanding principal amount of the Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

     (a) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to this Agreement;

     (b) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

     (c) every other Event of Default shall have been duly waived or otherwise made good or cured; provided, however, that only the Purchaser or an Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of the Purchaser) of the Note or Notes making the declaration permitted by the last proviso of Section 8.2 may annul such declaration; and provided, further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

     8.6. Remedies Cumulative. No right or remedy conferred upon or reserved to the holders of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the holders of Notes may be exercised from time to time and as often as may be deemed expedient by the holders.

     8.7. Limitations. Notwithstanding the foregoing provisions of this Article 8, the exercise of remedies by holders of Notes is subject to the provisions of
Article 10 hereof.

     9. REDEMPTION.

     9.1. Optional Redemption. The Company shall have the right, at its sole option and election made in accordance with Section 9.5 to redeem the Notes, including any Additional Notes, in whole or in part, in integral multiples of not less than $250,000 at any time and from time to time, plus an amount equal to all accrued and unpaid interest to and including the date of redemption, in cash. Any such redemption shall reduce the Company's obligation under Section 9.2, beginning with the next succeeding Redemption Date (as defined in Section 9.2).

     9.2. Mandatory Redemption. The Company shall on February 28 and on August 31, in each year commencing with the year 1999 and ending in the year 2001 (each a "Redemption Date"), redeem Notes in the aggregate outstanding principal amount of $1,015,335.75, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest on such Notes to and including such Redemption Date.

     9.3 Procedures for Partial Redemption. If less than all Notes at the time outstanding are to be redeemed, the aggregate principal amount to be redeemed among the outstanding Notes; provided, however, that in the event that the aggregate principal balance of the Notes then outstanding is $1,015,335.75 or less, the Company shall be required to redeem all of such outstanding Notes if it elects to redeem any such Notes.

     9.4. Change in Control. In the event that there occurs a Change in Control, any record holder of Notes, in accordance with the procedures set forth in
Section 9.5(b), may require the Company to redeem any or all of the Notes held by such holder for, at such holder's option, an amount equal to principal amount of such Notes, plus all accrued and unpaid interest on the Notes being redeemed to and including the date of redemption, in cash.

     9.5. Redemption Procedures. (a) Notice of any redemption of Notes pursuant to Section 9.1 or 9.2 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at such holder's address as it appears in the Note Register. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date for the determination of Notes to be redeemed.

     (b) Promptly following a Change in Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Notes, at such holder's address as it appears on the transfer books of the Company, notice of such Change in Control, which notice shall set forth each holder's right to require the Company to redeem any or all Notes held by it. The Company shall thereafter during a period of 90 days from the date of such notice (or the date the Company was required to give such notice) redeem any Notes, in whole or in part, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the principal amount of Notes to be redeemed and (ii) the redemption date.

     (c) On the date of any redemption being made pursuant to Section 9.1, 9.2 or 9.4 which is specified in a notice given pursuant to this Section .5, the Company shall wire transfer to such holder the redemption price for the principal amount of notes so redeemed, together with an amount equal to all accrued and unpaid interest thereon to the date of redemption.

     10. SUBORDINATION OF NOTES.

     10.1. Subordination of Notes to Senior Indebtedness. The Indebtedness evidenced by the Notes and all renewals and extensions thereof (collectively called the "Junior Indebtedness") shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company (including any claims by the holders of such Senior Indebtedness for interest accruing after any assignment for the benefit of creditors by the Company or the institution by or against the Company of any proceedings under the Bankruptcy Code or any law for the relief of or relating to debtors, or any other claim by such holders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) in the manner and with the force and effect hereafter set forth:

     (a) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all sums owing on all Senior Indebtedness of the Company (including cash collateral and amounts not yet due and payable) shall first be paid in full before any payment is made upon the Junior Indebtedness; and in any such event any payment or distribution of any kind or character, whether in cash, property, or securities which shall be made upon or in respect of the Junior Indebtedness shall be paid over to the holders of the Senior Indebtedness of the Company, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full.

     In case of any assignment for the benefit of creditors by the Company or in case any proceedings under the Bankruptcy Code or any other law for the relief of or relating to debtors are instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the holders of the Senior Indebtedness of the Company the full amount of such holders' claims against the Company (including interest to the date of payment) before making any payments to the holders of Junior Indebtedness, and insofar as may be necessary for that purpose, the Purchaser hereby assigns and transfers to the holders of Senior Indebtedness of the Company all rights to any payments, dividends or other distributions. The Purchaser agrees not to file or join in any petition to commence any proceeding under the Bankruptcy Code (or other law for the relief of or relating to debtors) so long as any Senior Indebtedness of the Company is outstanding.

     (b) In the event that all or any part of the Junior Indebtedness is declared or becomes due and payable because of the occurrence of any Event of Default or otherwise than at the option of the Company (other than pursuant to its terms at its final maturity), under circumstances when the foregoing clause
(a) shall not be applicable, the holders of the Junior Indebtedness shall be entitled to payments only after there shall first have been paid in full all Senior Indebtedness of the Company or payment shall have been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

     (c) Upon the occurrence of an event which is, or with the lapse of time or notice or both would be, an event which gives any holder of any Senior Indebtedness of the Company the right to demand payment, cash collateral, accelerate the maturity, or terminate any commitment to further extend credit, no payment shall be made on any Junior Indebtedness if either:

     (i) notice of such default in writing or by telegram has been given to the Company by any holder of any Senior Indebtedness of the Company, provided that judicial proceedings shall be commenced with respect to such default (x) within 180 days thereafter if such default consists of the nonpayment of principal, interest, or any other sum due on such Senior Indebtedness, or (y) within 180 days after the earlier of (i) the giving of such notice or

     (ii) the date on which such holder is entitled to institute judicial proceedings, or

     (ii) judicial proceedings shall be pending in respect of such default. The holder of any portion of Senior Indebtedness of the Company shall not be entitled to give notice pursuant to this clause (c) more than once with respect to any default which was specified in such notice and which has continued without interruption since the date such notice was given, nor shall such holder be entitled to give a separate notice with respect to any default not so specified which (to the knowledge of the holder giving notice) was existing on the date such notice was given pursuant to this clause (c) and which has continued without interruption from the date such notice was given. Upon receipt of any notice from any holder of any Senior Indebtedness pursuant to this clause (c), the Company shall forthwith send a copy thereof to each holder of Junior Indebtedness and each holder of its Senior Indebtedness at the time outstanding.

     (d) All payments, cash, or noncash distributions made to the holders of Junior Indebtedness which should have been made to the holders of Senior Indebtedness of the Company shall be received and held by the former in trust for the benefit of the latter, and the holders of Junior Indebtedness shall forthwith remit such payments, cash, or noncash distributions to the holders of the Senior Indebtedness of the Company, pro rata, in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same to the holders of the Senior Indebtedness of the Company.

     (e) Each holder of Senior Indebtedness of the Company is hereby authorized by the Purchaser to:

     (i) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any Senior Indebtedness of the Company held by such holder;

     (ii) increase or decrease the rate of interest payable thereon or any part thereof;

     (iii) exchange, enforce, waive or release any security therefor;

     (iv) apply such security and direct the order or manner of sale thereof in such manner as such older may at its discretion determine; and/or

     (v) release the Company or any guarantor of any Senior Indebtedness of the Company from liability; all without notice to the Purchaser and any holder of Junior Indebtedness and without affecting the subordination provided by this Agreement.

     10.2. Proofs of Claim of Holders of Senior Indebtedness; Voting. The Purchaser undertakes and agrees for the benefit of each holder of Senior Indebtedness of the Company to execute, verify, deliver and file any proofs of claim relating to the Junior Indebtedness which any holder of such Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Indebtedness and to effectuate the full benefit of the subordination contained herein. Upon failure of the Purchaser to file the required proof or proofs of claim prior to 30 days before the expiration of the time to file claims in such proceeding, each holder of Senior Indebtedness of the Company is hereby irrevocably appointed by the Purchaser to be the Purchaser's agent to file the appropriate claim or claims and if such holder of Senior Indebtedness elects at its sole discretion to file such claim or claims (i) to accept or reject any plan of reorganization or arrangement on behalf of the Purchaser, and (ii) to otherwise vote the Purchaser's claim in respect of the Junior Indebtedness in any manner deemed appropriate for the benefit and protection of the holders of the Senior Indebtedness of the Company.


     10.3. Rights of Holders of Senior Indebtedness Unimpaired. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

     10.4. Effects of Event of Default. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that a Note is declared due and payable before its maturity because of the occurrence of an Event of Default, (i) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (ii) all Senior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

     10.5. Company's Obligations Unimpaired. The provisions of this Article 10 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Purchaser on the other hand, and nothing herein shall impair, as between the Company and the Purchaser, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with this Agreement and the terms of the Notes, nor shall anything herein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon the occurrence of an Event of Default, subject to the rights of the holders of Senior Indebtedness as herein provided for.

     10.6. Subrogation. Subject to the payment in full of Senior Indebtedness, holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities made on the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Notes would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Indebtedness and holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand, and the holders of Senior Indebtedness, on the other hand. The purpose of this
Section 10.6 is to grant to holders of the Notes the same rights against the Company with respect to the aggregate amount of such payments or distributions as the holders of Senior Indebtedness would have against the Company if such aggregate amount were considered overdue Senior Indebtedness.

     11. Interpretation.

     11.1 Definitions.

     "Affiliate" and Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "beneficially own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principals, should be capitalized on the lessee's or user's balance sheet.

     "Capitalized Lease Obligation" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person

 "Change in Control" shall mean:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the combined voting power of the then outstanding Voting Securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries, (ii) any employee benefit plan (or related trust) of the Company or its subsidiaries, (iii) any corporation with respect to which, following such acquisition, a majority of the combined voting power of the then outstanding Voting Securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or (iv) GECC or an Affiliate of GECC; or

     (b) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

     (c) the sale or other disposition of a majority or more of the consolidated assets or property of the Company and it Subsidiaries in one transaction or series of related transactions, provided, however, that a "Change of Control" as defined in either (b) or (c) above shall not include any transact on between GECC or any Affiliate of GECC and the Company.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Consolidated" or "consolidated," when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more persons of the amounts signified by such term for all such persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such person or attributable to shares of preferred stock of any such person not owned by any other such person.

     "Consolidated Net Worth" shall mean the consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles consistently applied (it being understood that the Notes and any other Subordinated Indebtedness which is not subordinated to the Notes shall not be treated as equity for this purpose).

     "Consolidated Total Indebtedness" shall mean consolidated Indebtedness of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles consistently applied.

     "Current Market Price", when used with reference to shares of Common Stock or other securities for any given date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period, shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading.

      "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

      "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 8.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

     "Fixed Charge Ratio" shall mean the ratio of (a) the sum of earnings before taxes, depreciation and amortization plus current operating lease expense plus interest expense to (b) interest expense plus current operating lease expense of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles consistently applied, as measured at the last day of the most recently completed fiscal quarter.

     "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Indebtedness" shall mean, with respect to any person, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, but only to the extent of such security, if such obligations have not been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "outstanding" shall mean when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes theretofore paid in full, and
(iii) Notes theretofore canceled by the Company, except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 of ERISA, that is subject to Title IV of ERISA, that the Company, any Subsidiary or any ERISA Affiliate maintains or is or ever has been obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

     "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Related Party" shall mean any officer, director or beneficial holder of 3% or more of the outstanding shares of capital stock of the Company or any Subsidiary, any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any such officer, director or beneficial holder of the Company or any Subsidiary, and any Affiliate or Associate of any of the foregoing persons.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Senior Indebtedness" shall mean and include, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on any Indebtedness under the Loan and Security Agreement dated as of January 20, 1995 and as amended on May 10, 1996, between Congress Financial Corporation (Western) as lender and Krause's Sofa Factory, a California corporation, and its wholly owned subsidiary, Castro Convertible Corporation, a New York corporation, as borrowers (with the Company as Guarantor pursuant to a Guarantee signed by the Company on January 20, 1995), and any refinancing, refunding, replacement or extension thereof.

     "Subordinated Indebtedness" shall mean all Indebtedness which is by its terms subordinated to Senior Indebtedness.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power or the Voting Securities or equity interest is owned, directly or indirectly, by such Person.

     "Voting Securities" of any Person shall mean at any time shares of any class of capital stock of such Person which are then entitled to vote generally in the election of directors.

     11.2. Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement. References in this Agreement to a fiscal year refer to the period ending on the last Sunday of January of the following calendar year as determined by the 52/53 retail fiscal year. (For example, 1996 fiscal year refers to the fiscal year ending January 26, 1997.)

     12. Miscellaneous.

     12.1. Payments. The Company agrees that, so long as the Purchaser shall hold any Securities, the Company will make all cash interest or dividend payments thereon in immediately available funds in such manner as the Purchaser may reasonably request in writing.

     12.2. Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     12.3. Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

     12.4. Entire Agreement. This Agreement (including the documents set forth in the exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

     12.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     12.6. Notices and other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be in writing and shall be delivered personally, by telecopy or sent by prepaid overnight courier service, to:

                                  THE COMPANY:
                            Krause's Furniture, Inc.
                          200 North Berry Street
                               Brea, CA 92621-3903
                          Attention: Philip M. Hawley

                                With a copy to:
                     Judith Lasker Krause's Furniture, Inc.
                             200 North Berry Street
                               Brea, CA 92621-3903

                                      and
                              David Kaufman, Esq.
                            Stroock, Stroock & Lavan
                              Seven Hanover Square
                            New York, New York 10004

                                 THE PURCHASER:
                      General Electric Capital Corporation
                              Equity Capital Group
                               260 Long Ridge Road
                               Stamford, CT 06927
                         Attention: Jeffrey H. Coats and
                               Attention: Counsel

                                 With a copy to:
                              Warren de Wied, Esq.
                    Fried, Frank, Harris, Shriver & Jacobson
                               One New York Plaza
                            New York, New York 10004

     or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

     12.7. Amendments. This Agreement may be amended as to the Purchaser and their successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the Purchaser and/or such successors and assigns who are the registered holders of not less than 66-2/3% of the outstanding principal amount of the Notes, including the Additional Notes, then held by the Purchaser and their successors or assigns. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

     12.8. Cooperation. The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

     12.9. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be assigned by the Purchaser to any transferee of any Securities. This Agreement may not be assigned by the Company.

     12.10. Expenses and Remedies. (a) The Company agrees to pay the Purchaser for all reasonable outside legal and consulting fees of the Purchaser in connection with this Agreement and the consummation of all transactions contemplated hereby, and all costs and expenses relating to any future amendment or supplement to this Agreement or any of the Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of the Purchaser relating to the enforcement of this Agreement, the Registration Rights Agreement, the Warrant or the Notes or any of the Securities.

     (b) The Company further agrees to indemnify and save harmless the Purchaser and its officers, directors, partners, employees, trustees and agents, each person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities resulting from any breach of this Agreement by the Company or any legal, administrative or other proceedings arising out of the transactions contemplated hereby (other than such costs, expenses, damages or other liabilities resulting, directly or indirectly, (i) from the breach by the Purchaser of any of its agreements contained herein, (ii) from the gross negligence or willful misconduct of the Purchaser or any of its officers, directors, partners, employees or agents, or any person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act or (iii) from an ERISA violation resulting from any action or inaction by the Purchaser, other than an ERISA violation resulting from a breach by the Company of this Agreement); provided, however, that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

     (c) The indemnified party under this Section 12.10 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 12.10, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section 12.10. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this
Section 12.10 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided, however, that
(i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii) (x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

     12.11. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Securities, regardless of any investigation made by or on behalf of any party.

     12.12. Transfer of Securities. (a) The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Securities. The Purchaser understands and agrees that each Note or certificate representing the Securities shall bear legends substantially in the form as follows:

          "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

          "THE TRANSFER OF [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] [THIS NOTE] IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

          "IN ADDITION TO THE RESTRICTIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT BETWEEN KRAUSE'S FURNITURE, INC. AND GENERAL ELECTRIC CAPITAL CORPORATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC. AND THE STOCKHOLDERS PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION."

     12.13 Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.14. Term. This Agreement shall terminate on August 31, 2001, except that
Section 12.10 shall survive the termination of this Agreement.

     12.15. Publicity. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby which is inconsistent with the press release agreed to by the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in document required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

     12.16. Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.


     IN WITNESS WHEREOF, the Company and the Purchaser have caused this agreement to be executed and delivered by their respective officers thereunto duly authorized.
                            KRAUSE'S FURNITURE, INC.



                          BY:________________________________________
                            Name:
                            Title:



                          GENERAL ELECTRIC CAPITAL CORPORATION



                           BY:________________________________________
                              Name: Jeffrey H. Coats
                              Title: Managing Director/
                              Department Operations Manager

                                  SCHEDULE 1.3A

                             HAWLEY GROUP INCLUDES:


                                    Shares of
                             Common Stock Purchased
Hawley Group
Allison Booth Hawley Trust                  112,500
Caitlin Hale Hawley Trust I                 112,500
Maureen Erin Hawley Trust I                 112,500
Shannon Follen Hawley Trust I               112,500
Hawley Family Trust                         500,000
Dr. Philip M. Hawley, Jr.                    20,000
Philip M. Hawley                             30,000
     TOTAL                                1,000,000

                                 SCHEDULE 1.3B

                            OTHER INVESTORS include:

                             Shares of Common Stock
                                    Purchased
Other Investors

ATCO Holdings, Ltd.                                  400,000
Isaac Robert Souede                                  250,000
Jean R. Perrette                                     250,000
United Gulf Bank (B.S.C.)E.C.                        225,000
ATCO Development, Inc.                               100,000
Thomas M. DeLitto                                     25,000
Helopolis Inc.                                       100,000
Peter L. Rhulen                                      100,000
T. Michael Wallace                                   100,000
Carlton Securities N.V.                              100,000
G Investment Partners                                 60,000
Sidney Kimmel                                         50,000
Zaxis Partners, L.P.                                  40,000
Hurly & Co.                                           35,000
Sanford J. Colen                                      20,000
Pollat, Evans & Co. Inc.                              15,000
C. Redington Barrett, III                              5,000
Quadra Appreciation Fund, Inc.                         5,000
Peter w. Branagh & Ramona Y. Branagh
     TTEES for the Branagh Revocable Trust             5,000
Permal Noscal, Ltd.                                  405,000
Fairmont Services Ltd.                               400,000
Emmanuel Bagdjian                                    210,000
Gary Gladstein                                       100,000
     TOTAL                                         3,000,000